 Exhibit 10.3

 March 30, 2023

PERSONAL AND CONFIDENTIAL

Oblong, Inc.

25587 Conifer Road, Suite 105-231

Conifer, CO 80433

Dear Pete:

This letter will confirm the understanding and agreement (the “Agreement”) between Dawson James Securities, Inc. (“Broker”) and Oblong, Inc. (the “Company”) as follows:

1.	Engagement: The Company hereby engages Broker as its exclusive agent in the private or public placement(s) of one or more classes or series of registered or unregistered securities of the Company to investors (the “Investors”). Such securities (the “Securities”) may take the form of common stock or other equity-linked securities or any combination thereof. Such placements shall be referred to as the “Transactions”.

2.	Broker’s Role: Broker hereby accepts the engagement described herein and, in that connection, agrees to:

(a)	Review any offering documents used in connection with each Transaction (the “Offering Documents”) describing the Company and the Securities;

(b)	review with the Company the Investors to whom the Offering Documents will be provided;

(c)	assist in the preparation of other communications to be used in placing the Securities, whether in the form of letter, circular, notice or otherwise; and

(d)	assist and advise the Company with respect to the negotiation of the sale of the Securities to the Investors.

3.	Term; Exclusivity: This exclusive engagement will commence on the date hereof and terminate five business days following the date on which the party receives written notice from the other party of termination of this engagement; provided that no such notice may be given by the Company for a period of 6 months after the date hereof. During Broker’s engagement hereunder: (i) the Company will not, and will not permit its representatives to, other than in coordination with Broker, contact or solicit institutions, corporations or other entities or individuals as potential purchasers of the Securities and (ii) the Company will not pursue any financing transaction which would be in lieu of a Transaction. Furthermore, the Company agrees that during Broker’s engagement hereunder, all inquiries, whether direct or indirect, from prospective Investors will be referred to Broker and will be deemed to have been contacted by Broker in connection with a Transaction. Upon termination of this Agreement the Company shall pay to Broker all fees earned and reimburse Broker for all expenses incurred, in accordance with Paragraphs 7 and 8 hereof, respectively. The Company agrees to pay Broker any fees specified in Paragraph 7 during the time limitations specified herein. The Company agrees that this section 3 and the provisions relating to the payment of fees, reimbursement of expenses, indemnification and contribution, confidentiality, conflicts, independent contractor and waiver of the right to trial by jury will survive any termination of this letter agreement.

4.	Best Efforts: It is understood that Broker’s involvement in a Transaction is strictly on a reasonable best efforts basis and that the consummation of a Transaction will be subject to, among other things, market conditions. It is understood that Broker’s assistance in a Transaction will be subject to the satisfactory completion of such investigation and inquiry into the affairs of the Company as Broker deems appropriate under the circumstances (such investigation hereinafter to be referred to as “Due Diligence”) and to the receipt of all internal approvals of Broker in connection with the transaction. Broker shall have the right in its sole discretion to terminate this Agreement if the outcome of the Due Diligence is not satisfactory to Broker or if approval of its internal committees is not obtained.

5.	Information: The Company shall furnish, or cause to be furnished, to Broker all information requested by Broker for the purpose of rendering services hereunder (all such information being the “Information”). In addition, the Company agrees to make available to Broker upon request from time to time the officers, directors, accountants, counsel and other advisors of the Company. The Company recognizes and confirms that Broker (a) will use and rely on the Information, including the Offering Documents, and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (b) does not assume responsibility for the accuracy or completeness of the Offering Documents or the Information and such other information; and (c) will not make an appraisal of any of the assets or liabilities of the Company. Upon reasonable request, the Company will meet with Broker or its representatives to discuss all information relevant for disclosure in the Offering Documents and will cooperate in any investigation undertaken by Broker thereof, including any document included or incorporated by reference therein. Broker shall be a third party beneficiary of any representations, warranties and covenants made by the Company to any Investor in a Transaction.

6.	Related Agreement:

(a)	If required by Broker, the Company shall enter into a Placement Agency Agreement with Broker that is substantially consistent with Broker’s standard form, modified as appropriate to reflect the terms of the applicable Transaction and containing such terms, covenants, conditions, representations, warranties, and providing for the delivery of legal opinions, comfort letters and officer’s certificates, all in form and substance satisfactory to Broker and its counsel.

Dawson James Securities, Inc.

1 North Federal Highway, Suite 500

Boca Raton, FL 33432

(b)	Unless the Transaction is an underwritten offering by Broker, in which case the Company shall enter into an underwriting agreement with Broker that is customary for such offerings, if required by the Investors, the sale of Securities to any Investor will be evidenced by a purchase agreement (“Purchase Agreement”) between the Company and such Investor in a form reasonably satisfactory to the Company and Broker. Prior to the signing of any Purchase Agreement, officers of the Company with responsibility for financial affairs will be available to answer inquiries from prospective investors.

(c)	Notwithstanding anything herein to the contrary, in the event that Broker determines that any of the terms provided for hereunder shall not comply with a FINRA rule, including but not limited to FINRA Rule 5110, then the Company shall agree to amend this Agreement (or include such revisions in the final underwriting or placement agency agreement) in writing upon the request of Broker to comply with any such rules; provided that any such amendments shall not provide for terms that are less favorable to the Company.

7.	Fees: As compensation for the services to be rendered by Broker hereunder, the Company will pay Broker the following fee (“Transaction Fee”):

(a)	A cash fee payable immediately upon the closing of each Transaction and equal to 8% of the aggregate gross proceeds raised in such Transaction. Additionally, a cash fee equal to 8% payable within 48 hours of (but only in the event of) the receipt by the Company of any proceeds from the sale of additional preferred securities, exercise of the warrants or options sold in the Transaction that are solicited by Broker (the “Solicitation Fee”). Such determination of the actual Solicitation Fee shall be made promptly following completion of such Transaction and communicated in writing to the Company.

(b)	Such number of warrants (the “Broker Warrants”) to Broker or its designees at the Closing to purchase shares of Common Stock equal to 8% of the aggregate number of Shares sold in a Transaction (or if convertible Securities are issued and paid for on the Closing Date, based on the number of shares of Common Stock underlying such convertible Securities). The Broker Warrants shall have the same terms as the warrants (if any) issued to the Purchasers in the Transaction except that the exercise price shall be 110% of the public offering price per share and the expiration date shall be 5 years from the closing of the Transaction.

(c)	Broker shall be entitled to a Transaction Fee under clauses (a) and (b) hereunder, calculated in the manner set forth therein, with respect to any public or private offering or other financing or capital-raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom Broker had introduced, directly or indirectly, to the Company during the term of this Agreement, if such Tail Financing is consummated at any time within the 6-month period following the expiration or termination of this Agreement.

Dawson James Securities, Inc.

1 North Federal Highway, Suite 500

Boca Raton, FL 33432

8.	Indemnification:

(a)	To the extent permitted by law, the Company will indemnify Broker and its affiliates, stockholders, directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its activities hereunder or pursuant to this engagement letter, except to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from Broker’s willful misconduct or gross negligence in performing the services described herein.

(b)	Promptly after receipt by Broker of notice of any claim or the commencement of any action or proceeding with respect to which Broker is entitled to indemnity hereunder, Broker will notify the Company in writing of such claim or of the commencement of such action or proceeding, and the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to Broker and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, Broker will be entitled to employ counsel separate from counsel for the Company and from any other party in such action if counsel for Broker reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and Broker. In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company, in addition to local counsel. The Company will have the exclusive right to settle the claim or proceeding provided that the Company will not settle any such claim, action or proceeding without the prior written consent of Broker, which will not be unreasonably withheld.

(c)	The Company agrees to notify Broker promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this engagement letter.

(d)	If for any reason the foregoing indemnity is unavailable to Broker or insufficient to hold Broker harmless, then the Company shall contribute to the amount paid or payable by Broker as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Broker on the other, but also the relative fault of the Company on the one hand and Broker on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, Broker’s share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by Broker under this engagement letter (excluding any amounts received as reimbursement of expenses incurred by Broker).

(e)	These indemnification provisions shall remain in full force and effect whether or not the transaction contemplated by this engagement letter is completed and shall survive the termination of this engagement letter, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under this engagement letter or otherwise.

Dawson James Securities, Inc.

1 North Federal Highway, Suite 500

Boca Raton, FL 33432

9.	Governing Laws: This letter agreement will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. The Company irrevocably submits to the jurisdiction of any court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of this letter agreement or our engagement hereunder.

Each of the Company and Broker hereby waives any right it may have to a trial by jury in respect of any claim brought by or on behalf of either party based upon, arising out of or in connection with this letter agreement, our engagement hereunder or the transaction contemplated hereby.

All fees and expenses payable hereunder will be payable in U.S. dollars in cash. The Company hereby irrevocably consents to the service of process in any proceeding by the mailing of copies of such process to the Company at its address set forth above.

10.	Confidentiality: Except as required by law, this Agreement and the services and advice to be provided by Broker hereunder, shall not be disclosed to third parties without Broker’s prior written permission. Notwithstanding, Broker shall be permitted to advertise the services it provided in connection with each Transaction subsequent to the consummation of such Transaction. Such expense shall not be reimbursable under paragraph 7 hereof.

11.	No Brokers: The Company represents and warrants to Broker that there are no brokers, representatives or other persons which have an interest in compensation due to Broker from any transaction contemplated herein or which would otherwise be due any fee, commission or remuneration upon consummation of any Transaction.

12.	Authorization: The Company and Broker represent and warrant that each has all requisite power and authority to enter into and carry out the terms and provisions of this Agreement and the execution, delivery and performance of this Agreement does not breach or conflict with any agreement, document or instrument to which it is a party or bound.

13.	Independent Contractor: The Company acknowledges that in performing its services, Broker is acting as an independent contractor, and not as a fiduciary, agent or otherwise, of the Company or any other person. The Company acknowledges that in performing its services hereunder, Broker shall act solely pursuant to a contractual relationship on an arm’s length basis (including in connection with determining the terms of any Transaction). Any review by Broker of the Company, the transaction contemplated hereby or other matters relating to such transactions has been and shall be performed solely for the benefit of Broker and shall not be on behalf of the Company. The Company agrees that is shall not claim that Broker owes a fiduciary duty to the Company in connection with such transaction or the process leading thereto. No one other than the Company is authorized to rely upon engagement of Broker hereunder or any statements, advice, opinions or conduct by Broker. The Company further acknowledges that Broker may perform certain of the services described herein through one or more of its affiliates and any such affiliates shall be entitled to the benefit of this Agreement. This Paragraph 13 shall survive the termination or expiration of this Agreement.

Dawson James Securities, Inc.

1 North Federal Highway, Suite 500

Boca Raton, FL 33432

14.	Conflicts: The Company acknowledges that Broker and its affiliates may have and may continue to have investment banking and other relationships with parties other than the Company pursuant to which Broker may acquire information of interest to the Company. Broker shall have no obligation to disclose such information to the Company or to use such information in connection with any contemplated transaction.

15.	Anti-Money Laundering: To help the United States government fight the funding of terrorism and money laundering, the federal laws of the United States requires all financial institutions to obtain, verify and record information that identifies each person with whom they do business. This means we must ask you for certain identifying information, including a government-issued identification number (e.g., a U.S. taxpayer identification number) and such other information or documents that we consider appropriate to verify your identity, such as certified articles of incorporation, a government-issued business license, a partnership agreement or a trust instrument.

16.	Miscellaneous: This Agreement constitutes the entire understanding and agreement between the Company and Broker with respect to the subject matter hereof and supersedes all prior understanding or agreements between the parties with respect thereto, whether oral or written, express or implied. Any amendments or modifications must be executed in writing by both parties. It is understood and agreed that Broker’s services hereunder will not include providing any tax, accounting, legal or regulatory advice or developing any tax strategies for the Company. This Agreement and all rights, liabilities and obligations hereunder shall be binding upon and inure to the benefit of each party’s successors but may not be assigned without prior written approval of the other party. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. The descriptive headings of the Paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in anyway the meaning or interpretation of this Agreement.

*********************

Dawson James Securities, Inc.

1 North Federal Highway, Suite 500

Boca Raton, FL 33432

If all the foregoing is acceptable to you, please so indicate by signing in the space provided below and returning a signed copy of this letter to us for our records.

Broker is delighted to accept this engagement and looks forward to working with you. Please confirm that the foregoing correctly set forth our agreement by signing the enclosed duplicate of this letter in the space provided and returning it, whereupon this letter shall constitute a binding agreement as of the date first above written.

Very truly yours,

DAWSON JAMES SECURITIES, INC.

By:	/s/ Richard Aulicino
Name: Richard Aulicino
Title: President

ACCEPTED AND AGREED TO

AS OF THE ABOVE DATE:

OBLONG, INC.

BY:	/s/ Peter Holst
Name:Peter Holst
Title: Chief Executive Officer

Dawson James Securities, Inc.

1 North Federal Highway, Suite 500

Boca Raton, FL 33432